Patrick F. Bright (State Bar #68709)
WAGNER, ANDERSON & BRIGHT LLP
3541Ocean View Boulevard
Glendale, California 91208
(818) 249-9300
(818) 249-9335 (fax)
E-Mail: pbright@patentattorney.us

Attorneys for Plaintiff SmartMetric Inc., a Nevada corporation

FILED

10 MAR 15 PM 4:00

CLERK U.S. DISTRICT COURT CENTRAL DIST. OF CALIF. LOS ANGELES

BY: ____________

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMARTMETRIC INC., a Nevada corporation, Plaintiff, vs. MASTERCARD INCORPORATED a Delaware corporation, and VISA, INC., a Delaware corporation Defendants.	CASE NO. CV10-01864 SJM(FFMx) **COMPLAINT FOR INFRINGEMENT OF U. S. PATENT 6,792,464** JURY TRIAL DEMANDED

1. Plaintiff SmartMetric Inc. ("SMME"), a Nevada Corporation, for its complaint, and demanding trial by jury under Rule 38, Fed. R. Civ. P., and Local Rule 38-1, alleges that Defendants MasterCard Incorporated ("MC") and VISA, Inc. ("VI"), are infringing U.S. Patent 6,792,464 (the " '464 patent") by selling, offering to sell and using satellite broadcasting services, in this judicial district, that infringe the '464 patent.

2. This is a civil action for patent infringement and arises under, among other things, the United States Patent Laws, 35 U. S. C. section 101 et seq. Jurisdiction is therefore based upon 28 U. S. C. sections 1331 and

1338(a), providing for federal question jurisdiction of patent infringement actions and exclusive jurisdiction of patent infringement actions in the U. S. district courts.

3. Plaintiff SMME is informed and believes, and thereon alleges, that venue in this court is proper under 28 U. S. C. section 1391(b)-(c) and section 1400(b) because the acts of patent infringement alleged herein took place, at least in part, within this judicial district.
4. Plaintiff SMME is a corporation organized and existing under the laws of the State of Nevada and has a place of business at Bay Harbour, FL.
5. Defendant MC is, on information and belief, a corporation of the State of Delaware, and has a place of business in El Segundo, California.
6. Defendant VI is, on information and belief, a corporation of the State of Delaware, and has a place of business in Los Angeles, California.
7. On September 14, 2004, the U. S. Patent and Trademark Office duly and lawfully issued the '464 patent under the title SYSTEM FOR AUTOMATIC CONNECTION TO A NETWORK. A true and correct copy of the '464 patent is attached hereto as Exhibit 1. By assignment, SMME is the owner of the '464 patent.
8. Defendant MC has infringed the '464 patent by selling, and offering for sale, systems claimed in the '464 patent in this judicial district and elsewhere in the United States. On information and belief, this infringement will continue unless enjoined by this court.
9. Defendant VI has infringed the '464 patent by selling, and offering for sale, systems claimed in the '464 patent in this judicial district and elsewhere in the United States. On information and belief, this infringement will continue unless enjoined by this court.
10. Defendant MC's infringement of the '464 patent has damaged SMME in an unknown amount. These damages continue to grow as MC's

infringement continues. Under Section 284 of Title 35 of the United States Code, SMME seeks damages adequate to compensate for this infringement in an amount no less than a reasonable royalty, together with interest and costs affixed by the Court.

11. Defendant VI's infringement of the '464 patent has damaged SMME in an unknown amount. These damages continue to grow as VI's infringement continues. Under Section 284 of Title 35 of the United States Code, SMME seeks damages adequate to compensate for this infringement in an amount no less than a reasonable royalty, together with interest and costs affixed by the Court.

12. Defendants' continuing infringement of the '464 patent has caused and continues to cause irreparable harm to SMME, including impairing the value of the '464 patent in an amount yet to be determined. Pursuant to Section 283 of Title 35 of the United States Code, SMME seeks a preliminary and a permanent injunction against further infringement of the '464 patent.

. **PRAYER FOR RELIEF**

WHEREFORE, SMME prays for the following relief from this court against each of the Defendants:

(a) For an order, pursuant to 35 U. S. C. section 271, declaring that each Defendant has infringed one or more claims of the '464 patent;

(b) A preliminary and a permanent injunction against each Defendant, prohibiting each of them from further infringement of the '464 patent.

(c) An award of the actual damages SMME has suffered by reason of the infringement charged in this Complaint, in an amount not less than a reasonable royalty on each Defendant's infringement of the '464 patent.

(d) An award to plaintiff SMME of their costs herein.

(e) Such further relief as the Court may deem just and proper.

//

Dated: March 15, 2010

WAGNER, ANDERSON & BRIGHT LLP

Patrick F. Bright

by: Patrick F. Bright

Patrick F. Bright